UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2025

AA Mission Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42886	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Waterway Avenue, STE 300 #9733

The Woodlands, TX 77380

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code 832-336-8887

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one warrant	YCY.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	YCY	The New York Stock Exchange
Warrants, each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, exercisable 30 days after the completion of our initial business combination and will expire five years after the completion of our initial business combination or earlier upon redemption or our liquidation	YCY.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information with respect to the sale of an additional 26,250 Private Placement Units included in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the Additional Private Placement Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01. Other Events.

As previously reported on a Current Report on Form 8-K of AA Mission Acquisition Corp. II (the “Company”) dated October 6, 2025 (the “Current Report”), on October 2, 2025, the Company consummated its initial public offering (“IPO”) of 10,000,000 units (the “Units”) at $10.00 per Unit, generating gross proceeds to the Company of $100,000,000.  Each Unit consists of one Class A ordinary share, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one redeemable warrant (the “Warrants”), with each whole Warrant entitling the holder to purchase one Ordinary Share at a price of $11.50 per share.  The Units began trading on the New York Stock Exchange (“NYSE”) under the symbol “YCY.U” on October 1, 2025.

The Company had granted the underwriters a 45-day option to purchase up to an additional 1,500,000 Units to cover over-allotments, if any. Effective as of October 9, 2025. the underwriters fully exercised their option to purchase additional Units, resulting in the issuance of an additional 1,500,000 Units (the “Option Units”) at a public offering price of $10.00 per Option Unit. After giving effect to the full exercise and close of the option, an aggregate of 11,500,000 Units have been issued in the IPO.

As previously reported on the Current Report, simultaneously with the closing of the IPO on October 2, 2025, pursuant to the Private Placement Unit Purchase Agreement, the Company completed the private sale of 334,000 units (the “Private Placement Units”) to the Sponsor at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company of $3,340,000. The Private Placement Units are identical to the Units sold in the IPO, except as described in the Registration Statement on Form S-1 (File No. 333-289768). On October 9, 2025, in connection with the sale of the Option Units, the Company consummated a private sale of an additional 26,250 Private Placement Units (the “Additional Private Placement Units”) to the Sponsor at a price of $10.00 per Additional Private Placement Unit, generating gross proceeds of $262,500.

A total of $115,287,500 of the net proceeds from the IPO (including the Option Units) and the sale of the Private Placement Units (including the Additional Private Placement Units) was deposited in a trust account established for the benefit of the Company’s public stockholders with Continental Stock Transfer & Trust Company acting as trustee. The Company’s unaudited pro forma balance sheet as of October 9, 2025, reflecting receipt of the net proceeds from the sale of the Option Units and the Additional Private Placement Units on the same day, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On October 9, 2025, the Company issued a press release announcing the full exercise of the underwriters’ over-allotment option, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
1.1	Unaudited Pro Forma Balance Sheet.
3.1	Press Release, dated October 9, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AA MISSION ACQUISITION CORP. II

By:	/s/ Qing Sun
	Name:	Qing Sun
	Title:	Chief Executive Officer

Dated: October 15, 2025

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